SCHEDULE
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-CORNING NAT GAS CORPORATION
           GABELLI FUNDS, LLC.
               GABELLI UTILITY FUND
                      10/17/06            4,600            16.4477
                      10/12/06            1,000            16.9000
                      10/09/06              200            16.1000
                      10/06/06              200            16.0500
                      10/02/06            1,500            16.0000
                       9/28/06            1,500            15.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE OTC BULLETIN BOARD.

(2) PRICE EXCLUDES COMMISSION.